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                                                                  CONFORMED COPY

                          AGREEMENT AND PLAN OF MERGER
                               AND REORGANIZATION
                                  BY AND AMONG
                          ADOBE SYSTEMS INCORPORATED,
                           J ACQUISITION CORPORATION
                                      AND
                          FRAME TECHNOLOGY CORPORATION
                           DATED AS OF JUNE 22, 1995
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                               TABLE OF CONTENTS
                                   ARTICLE I
                                  THE MERGERS

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
SECTION 1.01.  THE MERGERS.............................................................
SECTION 1.02.  EFFECTIVE TIME..........................................................
SECTION 1.03.  EFFECT OF THE MERGER....................................................
SECTION 1.04.  ARTICLES OF INCORPORATION; BY-LAWS......................................
SECTION 1.05.  DIRECTORS AND OFFICERS..................................................
SECTION 1.06.  EFFECT ON CAPITAL STOCK.................................................
SECTION 1.07.  EXCHANGE OF CERTIFICATES................................................
SECTION 1.08.  DISSENTING SHARES.......................................................
SECTION 1.09.  NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK.....................
SECTION 1.10.  LOST, STOLEN OR DESTROYED CERTIFICATES..................................
SECTION 1.11.  TAX AND ACCOUNTING CONSEQUENCES.........................................
SECTION 1.12.  TAKING OF NECESSARY ACTION; FURTHER ACTION..............................

                                            ARTICLE II
                          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 2.01.  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES............................
SECTION 2.02.  ARTICLES OF INCORPORATION AND BY-LAWS...................................
SECTION 2.03.  CAPITALIZATION..........................................................
SECTION 2.04.  AUTHORITY RELATIVE TO THIS AGREEMENT....................................
SECTION 2.05.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS..............................
SECTION 2.06.  COMPLIANCE; PERMITS.....................................................
SECTION 2.07.  SEC FILINGS; FINANCIAL STATEMENTS.......................................
SECTION 2.08.  ABSENCE OF CERTAIN CHANGES OR EVENTS....................................
SECTION 2.09.  NO UNDISCLOSED LIABILITIES..............................................
SECTION 2.10.  ABSENCE OF LITIGATION...................................................
SECTION 2.11.  EMPLOYEE BENEFIT PLANS; EMPLOYMENT AGREEMENTS...........................
SECTION 2.12.  LABOR MATTERS...........................................................
SECTION 2.13.  REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS......................
SECTION 2.14.  RESTRICTIONS ON BUSINESS ACTIVITIES.....................................
SECTION 2.15.  TITLE TO PROPERTY.......................................................
SECTION 2.16.  TAXES...................................................................
SECTION 2.17.  ENVIRONMENTAL MATTERS...................................................
SECTION 2.18.  BROKERS.................................................................
SECTION 2.19.  FULL DISCLOSURE.........................................................
SECTION 2.20.  INTELLECTUAL PROPERTY...................................................
SECTION 2.21.  INTERESTED PARTY TRANSACTIONS...........................................
SECTION 2.22.  OPTION PLANS............................................................
SECTION 2.23.  POOLING MATTERS.........................................................
SECTION 2.24.  OPINION OF FINANCIAL ADVISOR............................................

                                           ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

SECTION 3.01.  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES............................
SECTION 3.02.  ARTICLES OF INCORPORATION AND BY-LAWS...................................
SECTION 3.03.  CAPITALIZATION..........................................................
SECTION 3.04.  AUTHORITY RELATIVE TO THIS AGREEMENT....................................
SECTION 3.05.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS..............................
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
SECTION 3.06.  SEC FILINGS; FINANCIAL STATEMENTS.......................................
SECTION 3.07.  ABSENCE OF CERTAIN CHANGES OR EVENTS....................................
SECTION 3.08.  REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS......................
SECTION 3.09.  OWNERSHIP OF MERGER SUB; NO PRIOR ACTIVITIES............................
SECTION 3.10.  BROKERS.................................................................
SECTION 3.11.  FULL DISCLOSURE.........................................................
SECTION 3.12.  OPINION OF FINANCIAL ADVISOR............................................
SECTION 3.13.  TAXES...................................................................
SECTION 3.14.  NO UNDISCLOSED LIABILITIES..............................................
SECTION 3.15.  ABSENCE OF LITIGATION...................................................
SECTION 3.16.  TITLE TO PROPERTY.......................................................
SECTION 3.17.  INTELLECTUAL PROPERTY...................................................
SECTION 3.18.  POOLING MATTERS.........................................................

                                            ARTICLE IV
                              CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 4.01.  CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER...................
SECTION 4.02.  NO SOLICITATION.........................................................
SECTION 4.03.  CONDUCT OF BUSINESS BY PARENT PENDING THE MERGER........................

                                            ARTICLE V
                                      ADDITIONAL AGREEMENTS

SECTION 5.01.  PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT......................
SECTION 5.02.  COMPANY SHAREHOLDERS' MEETING...........................................
SECTION 5.03.  ACCESS TO INFORMATION; CONFIDENTIALITY..................................
SECTION 5.04.  CONSENTS; APPROVALS.....................................................
SECTION 5.05.  STOCK OPTIONS...........................................................
SECTION 5.06.  COMPANY EMPLOYEE STOCK PURCHASE PLAN....................................
SECTION 5.07.  AGREEMENTS OF AFFILIATES................................................
SECTION 5.08.  INDEMNIFICATION.........................................................
SECTION 5.09.  NOTIFICATION OF CERTAIN MATTERS.........................................
SECTION 5.10.  FURTHER ACTION/TAX TREATMENT............................................
SECTION 5.11.  PUBLIC ANNOUNCEMENTS....................................................
SECTION 5.12.  POOLING ACCOUNTING TREATMENT............................................

                                            ARTICLE VI
                                     CONDITIONS TO THE MERGER

SECTION 6.01.  CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER.............
SECTION 6.02.  ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB...........
SECTION 6.03.  ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY......................

                                           ARTICLE VII
                                           TERMINATION

SECTION 7.01.  TERMINATION.............................................................
SECTION 7.02.  EFFECT OF TERMINATION...................................................
SECTION 7.03.  FEE AND EXPENSES........................................................
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
                                           ARTICLE VIII
                                        GENERAL PROVISIONS

SECTION 8.01.  EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.............
SECTION 8.02.  NOTICES.................................................................
SECTION 8.03.  CERTAIN DEFINITIONS.....................................................
SECTION 8.04.  AMENDMENT...............................................................
SECTION 8.05.  WAIVER..................................................................
SECTION 8.06.  HEADINGS................................................................
SECTION 8.07.  SEVERABILITY............................................................
SECTION 8.08.  ENTIRE AGREEMENT........................................................
SECTION 8.09.  ASSIGNMENT..............................................................
SECTION 8.10.  PARTIES IN INTEREST.....................................................
SECTION 8.11.  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE...................
SECTION 8.12.  GOVERNING LAW...........................................................
SECTION 8.13.  COUNTERPARTS............................................................
SECTION 8.14.  WAIVER OF JURY TRIAL....................................................
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                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

    AGREEMENT  AND PLAN OF MERGER AND REORGANIZATION,  dated as of June 22, 1995
(this "AGREEMENT"), among ADOBE  SYSTEMS INCORPORATED, a California  corporation
("PARENT"), J ACQUISITION CORPORATION, a California corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and FRAME TECHNOLOGY CORPORATION, a
California corporation (the "COMPANY"),

                              W I T N E S S E T H:

    WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective shareholders for Parent to acquire the Company upon the terms and subject to the conditions set forth herein;

    WHEREAS, in furtherance of such acquisition, the Boards of Directors of Parent, Merger Sub and the Company have each approved the merger (the "MERGER") of Merger Sub with and into the Company in accordance with the California
Corporations Code ("CALIFORNIA LAW") and upon the terms and subject to the conditions set forth herein;

    WHEREAS, Parent, Merger Sub and the Company intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations thereunder, and to cause the Merger and the Upstream Merger (as defined in Section 1.01(b)) to qualify as a reorganization under the provisions of Section 368(a) of the Code;

    WHEREAS, for accounting purposes, it is intended that the transaction contemplated hereby shall be accounted for as a pooling of interests under United States generally accepted accounting principles ("GAAP");

    WHEREAS, pursuant to the Merger, each outstanding share (a "SHARE") of the Company's common stock, no par value (the "COMPANY COMMON STOCK"), shall be converted into the right to receive the Merger Consideration (as defined in Section 1.07(b)), upon the terms and subject to the conditions set forth herein;
and

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                  THE MERGERS

    SECTION 1.01.   THE  MERGERS.   (a) At  the Effective  Time (as  defined  in
Section  1.02 hereof), and subject to and  upon the terms and conditions of this
Agreement and  California Law,  Merger Sub  shall be  merged with  and into  the
Company,  the separate  corporate existence of  Merger Sub shall  cease, and the
Company shall  continue  as  the  surviving  corporation.  The  Company  as  the surviving  corporation after the Merger is  hereinafter sometimes referred to as the "SURVIVING CORPORATION"; provided that, in  the event of an Upstream  Merger
(as such term is defined in Section 1.01(b) hereof) or in the event of a Forward
Merger  (as defined in  Section 8.04 hereof),  Parent shall be  deemed to be the
"Surviving Corporation".

    (b)  UPSTREAM MERGER.  As soon as reasonably practicable after the Effective
Time (as defined in Section 1.02), Parent shall cause the Surviving Corporation to be merged with and into Parent (the "Upstream Merger"), and Parent shall continue as the surviving corporation after the Upstream Merger.

    SECTION 1.02.    EFFECTIVE TIME.    As  promptly as  practicable  after  the
satisfaction  or waiver of the  conditions set forth in  Article VI, the parties hereto shall cause the Merger to be  consummated by filing this Agreement, or  a merger  agreement  as  contemplated  by  Section  1101  of  the  California  Law
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(the  "MERGER  AGREEMENT"),  with  the  Secretary  of  State  of  the  State  of
California,  in such form  as required by,  and executed in  accordance with the relevant provisions  of, California  Law  (the time  of  such filing  being  the
"EFFECTIVE TIME").

    SECTION  1.03.  EFFECT OF THE MERGER.   At the Effective Time, the effect of
the Merger shall be as provided in this Agreement, the Merger Agreement and  the applicable  provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property,  rights, privileges,  powers and franchises of  the Company and Merger  Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the  Company and  Merger Sub shall become the debts,  liabilities and duties of the Surviving
Corporation.

    SECTION 1.04.    ARTICLES OF  INCORPORATION;  BY-LAWS.   (a)    ARTICLES  OF
INCORPORATION.   Unless  otherwise determined by  Parent prior  to the Effective
Time, at the Effective Time the Articles  of Incorporation of Merger Sub, as  in
effect  immediately  prior  to the  Effective  Time,  shall be  the  Articles of
Incorporation of the Surviving Corporation until thereafter amended as  provided by  law and such Articles of Incorporation; PROVIDED, HOWEVER, that Article I of the Articles of Incorporation of the  Surviving Corporation shall be amended  to read as follows: "The name of the corporation is Frame Technology Corporation".

    (b) BY-LAWS. The By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by California Law, the Articles of Incorporation of the Surviving Corporation and such By-Laws.

    SECTION 1.05.    DIRECTORS  AND  OFFICERS.   The  directors  of  Merger  Sub
immediately  prior to the Effective  Time shall be the  initial directors of the
Surviving Corporation, each to  hold office in accordance  with the Articles  of
Incorporation  and By-Laws  of the  Surviving Corporation,  and the  officers of
Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

    SECTION 1.06. EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

    (a)    CONVERSION  OF  SECURITIES.    Each  Share  issued  and   outstanding
immediately  prior  to the  Effective  Time (excluding  any  Shares held  in the treasury of  the  Company  or owned  by  Parent,  Merger Sub  or  any  of  their subsidiaries  and any Dissenting Shares (as  defined in Section 1.08)) shall, by virtue of the Merger and without any  action on the part of the holder  thereof, be  converted into the  right to receive  0.52 shares (the  "EXCHANGE RATIO") of validly issued, fully  paid and  nonassessable common  stock, no  par value,  of
Parent ("PARENT COMMON SHARES").

    (b)   CANCELLATION.   All Shares to  be converted into  Parent Common Shares
pursuant to subsection (a) of this Section  1.06 shall, by virtue of the  Merger and  without  any  action  on the  part  of  the holders  thereof,  cease  to be outstanding, be canceled and retired  and cease to exist,  and each holder of  a certificate  (a  "CERTIFICATE") representing  any  such Shares  shall thereafter cease to  have any  rights with  respect to  such Shares,  except the  right  to receive  for  each of  the Shares,  upon  the surrender  of such  Certificate in accordance with  Section 1.07,  the Merger  Consideration and  cash in  lieu  of fractional Parent Common Shares as contemplated by Section 1.06(g).

    (c)   SHARES OWNED  BY PARENT, ETC.   Each Share  issued and outstanding and
owned by Parent, Merger  Sub or any of  their subsidiaries immediately prior  to the  Effective Time shall, by virtue of the Merger and without any action on the part of the  holder thereof, cease  to be outstanding,  be canceled and  retired without payment of any consideration therefor and cease to exist.

    (d)   ASSUMPTION OF STOCK  OPTIONS.  All options  to purchase Company Common
Stock then  outstanding  under  the  Company's  Dual  Stock  Option  Plan,  1991
Directors'  Stock  Option Plan  and 1994  Directors Stock  Option Plan  shall be assumed by Parent in accordance with Sections 5.05.

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    (e)  CAPITAL STOCK OF MERGER SUB.  Each share of common stock, no par value, of Merger Sub  issued and outstanding  immediately prior to  the Effective  Time shall  be converted into  and exchanged for  one validly issued,  fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation.
Each stock certificate  of Merger Sub  evidencing ownership of  any such  shares shall  continue to  evidence ownership  of such shares  of capital  stock of the
Surviving Corporation.

    (f) ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend
(including  any dividend or  distribution of securities  convertible into Parent
Common Shares or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Shares or Company Common Stock occurring after the date hereof and prior to the Effective Time.

    (g) FRACTIONAL SHARES. No fraction of a share of Parent Common Shares will be issued, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Shares
(after aggregating all fractional shares of Parent Common Shares to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by
(ii) the average of  the last reported  sale price for  trades of Parent  Common
Shares on the Nasdaq National Market (the "NNM") as of each of the thirty (30) consecutive trading days immediately preceding the Effective Time as quoted in the Wall Street Journal or other reliable financial newspaper or publication.
For the purposes of the preceding sentence, a "TRADING DAY" means a day on which trading generally takes place on the NNM and on which trading in Parent Common
Shares has occurred.

    SECTION 1.07. EXCHANGE OF CERTIFICATES. (a) EXCHANGE AGENT. Parent shall supply, or shall cause to be supplied, to or for the account of a bank or trust company designated by Parent (the "EXCHANGE AGENT"), in trust for the benefit of the holders of Company Common Stock (other than Dissenting Shares), for exchange in accordance with this Section 1.07, through the Exchange Agent, certificates evidencing the Parent Common Shares issuable pursuant to Section 1.06 in exchange for outstanding Shares.

    (b)   EXCHANGE PROCEDURES.   As  soon as  reasonably practicable  after  the
Effective  Time, Parent will instruct the Exchange  Agent to mail to each holder of record of a  Certificate or Certificates (i)  a letter of transmittal  (which shall specify that delivery shall be effected, and risk of loss and title to the
Certificates  shall pass, only  upon proper delivery of  the Certificates to the
Exchange Agent and  shall be  in such  form and  have such  other provisions  as
Parent  may reasonably specify) and (ii) instructions to effect the surrender of the Certificates in exchange  for the certificates  evidencing shares of  Parent
Common  Shares  and,  in  lieu  of any  fractional  shares  thereof,  cash. Upon surrender of a Certificate for cancellation to the Exchange Agent together  with such letter of transmittal, duly executed, and such other customary documents as may  be required pursuant  to such instructions, the  holder of such Certificate shall be entitled to  receive in exchange  therefor (A) certificates  evidencing that  number of whole  Parent Common Shares  which such holder  has the right to receive in accordance with the Exchange Ratio in respect of the Shares  formerly evidenced by such Certificate, (B) any dividends or other distributions to which such  holder is entitled  pursuant to Section  1.07(c), and (C)  cash in lieu of fractional Parent Common  Shares to which  such holder is  entitled pursuant  to
Section  1.06(g) (the  Parent Common  Shares, dividends,  distributions and cash described in this clause (C)  being, collectively, the "MERGER  CONSIDERATION"), and  the Certificate so surrendered shall forthwith be canceled. In the event of a transfer  of ownership  of Shares  which  is not  registered in  the  transfer records  of the Company as of the  Effective Time, Parent Common Shares and cash may be issued and paid in accordance with this Article I to a transferee if  the
Certificate   evidencing  such  Shares  is  presented  to  the  Exchange  Agent, accompanied by  all documents  required  to evidence  and effect  such  transfer pursuant  to  this Section  1.07(b) and  by evidence  that any  applicable stock
transfer  taxes  have  been  paid.   Until  so  surrendered,  each   outstanding
Certificate that, prior to the Effective Time, represented shares of the Company
Common Stock will be deemed from and after the Effective Time, for all corporate purposes,  other than the payment of dividends, to evidence the ownership of the number of

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full shares of Parent Common Shares into which such shares of the Company Common
Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.06.

    (c)  DISTRIBUTIONS  WITH RESPECT  TO UNEXCHANGED  SHARES.   No dividends  or
other  distributions declared or  made after the Effective  Time with respect to
Parent Common Shares with a record date  after the Effective Time shall be  paid to  the  holder  of  any  unsurrendered Certificate  until  the  holder  of such
Certificate  shall  surrender  such  Certificate.  Subject  to  applicable  law, following  surrender of any such Certificate, there  shall be paid to the record holder of the  certificates representing  whole shares of  Parent Common  Shares issued  in exchange therefor,  without interest, at the  time of such surrender, the amount of  dividends or  other distributions with  a record  date after  the
Effective  Time theretofore  paid with  respect to  such whole  shares of Parent
Common Shares.

    (d)  TRANSFERS OF OWNERSHIP.  If any certificate for shares of Parent Common
Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any person designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Shares in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

    (e) NO LIABILITY. Neither Parent, Merger Sub nor the Company shall be liable to any holder of Company Common Stock for any Merger Consideration (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    (f)  WITHHOLDING RIGHTS.  Parent, the Surviving Corporation and the Exchange
Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common
Stock such amounts as Parent, the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made.

    SECTION 1.08.  DISSENTING SHARES.  (a) Notwithstanding any provision of this
Agreement to the contrary, any shares of capital stock of the Company held by a holder who has exercised dissenters' rights for such shares in accordance with California Law and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive Parent Common Shares pursuant to Section
1.06, but the holder thereof shall only be entitled to such rights as are granted by California Law.

    (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his dissenters' rights, then, as of the later of Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Merger Consideration, without interest thereon, upon surrender of the certificate or certificates representing such Dissenting Shares.

    (c) The Company shall give Parent (i) prompt notice of any written demands received by the Company to require the Company to purchase shares of capital stock of the Company, withdrawals of such demands, and any other instruments served pursuant to California Law and received by the Company and (b) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

                                       4

    (d) Prior to the consummation of the Upstream Merger, the Company shall establish an escrow account with a financial institution selected by the Parent and the Company shall fund such escrow account with cash or cash equivalents in an amount sufficient to make all payments to holders of Dissenting Shares. Such escrow account shall survive the Merger and Upstream Merger. All payments to holders of Dissenting Shares shall be made out of such escrow account, and no such payments shall be made or otherwise funded by Parent.

    SECTION 1.09. NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. The Merger Consideration delivered upon the surrender for exchange of Shares in accordance with the terms hereof (including any cash in lieu of fractional shares paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

    SECTION 1.10. LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Shares and cash for fractional shares, if any, as may be required pursuant to Section 1.06; PROVIDED, HOWEVER, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

    SECTION 1.11. TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger and the Upstream Merger shall (a) constitute a reorganization within the meaning of Section 368 of the Code and (b) qualify for accounting treatment as a pooling of interests under GAAP. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

    SECTION 1.12. TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of Parent, Merger Sub and the Company will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to Parent and Merger Sub that, except as set forth in the written disclosure schedule previously delivered by the Company to Parent (the "COMPANY DISCLOSURE SCHEDULE"):

    SECTION 2.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. (a) Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("APPROVALS") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined

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below). Each of the Company and  its subsidiaries is duly qualified or  licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect. When used in connection with the Company or any of its subsidiaries, the term "MATERIAL ADVERSE EFFECT" means any change or effect that, individually or when taken together with all other such changes or effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Company and its subsidiaries, taken as a whole. A true and complete list of all of the Company's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of each
subsidiary's  outstanding  capital  stock  owned  by  the  Company  or   another
subsidiary, is set forth in Section 2.01 of the Company Disclosure Schedule. Except as set forth in Section 2.01 of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

    SECTION 2.02. ARTICLES OF INCORPORATION AND BY-LAWS. The Company has heretofore furnished to Parent a complete and correct copy of its Articles of Incorporation and By-Laws, as amended to date, and equivalent organizational documents of each of its subsidiaries. Such Articles of Incorporation, By-Laws and equivalent organizational documents of each of its subsidiaries are in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Articles of Incorporation or By-Laws or equivalent organizational documents.

    SECTION 2.03. CAPITALIZATION. The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock and 2,000,000 shares of undesignated preferred stock, no par value, of the Company (the "COMPANY PREFERRED STOCK"). As of June 21, 1995, (i) 15,031,549 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock were held by subsidiaries of the Company, (iii) 564,258 shares of Company Common Stock were reserved for future issuance pursuant to outstanding employee stock options or stock purchase rights granted pursuant to the Company's Dual Stock Option Program, (iv) 84,168 Shares of Company Common Stock were reserved for future issuance pursuant to the Company's 1991 Directors' Stock Option Plan, (v) 338,174 shares of Company Common Stock were reserved for future issuance pursuant to the Company's 1991 Employee Stock Purchase Plan, (vi) 41,049 shares of Company Common Stock were reserved for issuance pursuant to the Company's 1994 Directors Stock Option Plan and (vii) no shares of Company Preferred Stock were issued or outstanding. No material change in such capitalization has occurred between May 10, 1995 and the date hereof. As of the date hereof, none of the shares of Company Preferred Stock is issued and outstanding. Except as set forth in this Section 2.03 or Section 2.11 or in Section 2.03 or Section
2.11 of the Company Disclosure Schedule, or pursuant to the terms of that certain Agreement and Plan Reorganization, dated as of May 24, 1995, by and among the Company, VI Acq. Corp., a California corporation, and Mastersoft, Inc., an Arizona corporation ("MASTERSOFT") (the "MASTERSOFT AGREEMENT"), there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, register or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business. All

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of the outstanding  shares of  capital stock (other  than directors'  qualifying shares) of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares) are owned by the Company or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever.

    SECTION 2.04. AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval and adoption of the Merger by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote in accordance with California Law and the Company's Articles of Incorporation and By-Laws). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company.

    SECTION 2.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) Section 2.05(a) of the Company Disclosure Schedule includes a list of all agreements heretofore filed with the SEC as a "material contract" and all agreements which, as of the date hereof, will be required to be filed with the SEC as a "material contract" (the "MATERIAL CONTRACTS") of the Company and its subsidiaries.

    (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company shall not, (i) conflict with or violate the Articles of Incorporation or By-Laws or equivalent organizational documents of the Company or any of its subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Contract, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect.

    (c) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), state securities laws ("BLUE SKY LAWS"), the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the filing and recordation of appropriate merger or other documents as required by California Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, and would not have a Material Adverse Effect.

    SECTION 2.06. COMPLIANCE; PERMITS. (a) Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease,

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license, permit,  franchise  or other  instrument  or obligation  to  which  the
Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect.

    (b) The Company and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of the Company and its subsidiaries taken as a whole as it is now being conducted (collectively, the "COMPANY PERMITS"). The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply would not have a Material Adverse Effect.

    SECTION 2.07. SEC FILINGS; FINANCIAL STATEMENTS. (a) The Company has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission ("SEC") since February 12, 1992, and has made available to Parent (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1992, 1993 and 1994, (ii) its Quarterly Report on Form 10-Q for the period ended March 31, 1995, (iii) all proxy statements relating to the Company's meetings of shareholders (whether annual or special) held since February 12, 1992, (iv) all other reports or registration statements (other than Reports on Form 10-Q not referred to in clause (ii) above) filed by the Company with the SEC since February 12, 1992 and (vi) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC (collectively, the "COMPANY SEC REPORTS"). The Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

    (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presented the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount and did or do not contain all footnotes that would be required by GAAP.

    (c) The Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

    SECTION 2.08.  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth in
Section 2.08 of the Company Disclosure Schedule, since December 31, 1994 the Company has conducted its business in the ordinary course and there has not occurred: (i) any Material Adverse Effect; (ii) any amendments or changes in the Articles of Incorporation or Bylaws of the Company; (iii) any damage to, destruction or loss of any assets (tangible or intangible) of the Company, (whether or not covered by insurance) that could have a Material Adverse Effect; or (iv) any sale of a material amount of property (including, without limitation, intellectual property) of the Company, except in the ordinary course of business.

    SECTION 2.09.   NO  UNDISCLOSED  LIABILITIES.   Except  as is  disclosed  in
Section 2.09 of the Company Disclosure Schedule and the Company SEC Reports, neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are, in the aggregate, material to the business, operations or financial condition of the Company and its subsidiaries

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taken  as  a  whole,  except  liabilities (a)  adequately  provided  for  in the
Company's audited balance sheet (including any related notes thereto) for the fiscal year ended December 31, 1994 included in the Company SEC Reports (the "1994 BALANCE SHEET"), (b) incurred in the ordinary course of business and not required under GAAP to be reflected on the balance sheet, or (c) incurred since December 31, 1994 in the ordinary course of business and consistent with past practice, and liabilities incurred in connection with this Agreement.

    SECTION 2.10. ABSENCE OF LITIGATION. Except as set forth in Section 2.10 of the Company Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, could have a Material Adverse Effect.

    SECTION 2.11.  EMPLOYEE BENEFIT  PLANS; EMPLOYMENT AGREEMENTS.  (a)  Section
2.11 of the Company Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any employee, officer or director of the Company, any trade or business (whether or not incorporated) which is a member or which is under common control with the Company (an "ERISA AFFILIATE") within the meaning of Section 414 of the Code, or any subsidiary of the Company (together, the "EMPLOYEE PLANS"), and a copy of each such written Employee Plan has been made available to Parent.

    (b) (i) None of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction", as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Employee Plan, which could result in any material liability of the Company or any of its subsidiaries; (iii) all Employee Plans are in compliance in all material respects with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, Internal Revenue Service or Secretary of the Treasury), and the Company and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans; (iv) each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code does so qualify and a favorable determination letter with respect to each such Employee Plan and trust has been received from the Internal Revenue Service (the "IRS"), and nothing has occurred which may reasonably be expected to cause the loss of such qualification or exemption; (v) all contributions required to be made to any Employee Plan pursuant to Section 412 of the Code, the terms of the Employee Plan or any collective bargaining agreement, have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Employee Plan for the current plan years; (vi) with respect to each Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) no Employee Plan is covered by, and neither the Company nor any subsidiary has incurred or expects to incur any liability under, Title IV of ERISA or Section 412 of the Code.

    (c) Section 2.11(c) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company or any of its subsidiaries who holds any option to purchase Company Common Stock or Company Preferred Stock as of the date hereof, together with the number of shares of Company Common Stock or Company Preferred Stock subject

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to such option,  the date  of grant  of such option,  the extent  to which  such option is vested, the option price of such option, whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option. Section 2.11(c) of the Company Disclosure Schedule also sets forth the total number of ISOs and of nonqualified options to purchase Company Common Stock or Company Preferred Stock.

    (d) The Company has made available to Parent (i) copies of all employment agreements with officers of the Company; (ii) copies of all agreements with consultants who are individuals obligating the Company to make annual cash payments in an amount exceeding $100,000; (iii) a schedule listing all officers of the Company who have executed a non-competition agreement with the Company;
(iv) copies of all severance agreements, programs and policies of the Company with or relating to its employees; and (v) copies of all plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain change in control provisions.

    SECTION 2.12. LABOR MATTERS. Except as set forth in Section 2.12 of the Company Disclosure Schedule, (i) there are no controversies pending or, to the knowledge of the Company or any of its subsidiaries, threatened, between the Company or any of its subsidiaries and any of their respective employees, which controversies have or may have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries nor does the Company or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) neither the Company nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries.

    SECTION 2.13. REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The information supplied by the Company for inclusion in the Registration Statement (as defined in Section 3.08) shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the proxy statement/prospectus to be sent to the shareholders of the Company in connection with the meeting of the Company's shareholders to consider the Merger (the "COMPANY SHAREHOLDERS' MEETING") (such proxy statement/ prospectus as amended or supplemented is referred to herein as the "PROXY STATEMENT/PROSPECTUS"), shall not, on the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to shareholders, at the time of the Company Shareholders' Meeting, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its respective affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company shall promptly inform Parent and Merger Sub. The Proxy Statement/Prospectus shall comply in all material respects as to form and substance with the requirement of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

    SECTION 2.14. RESTRICTIONS ON BUSINESS ACTIVITIES. Except for this Agreement, there is no material agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially

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impairing any business practice of the  Company or any of its subsidiaries,  any acquisition of property by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries as currently conducted or as proposed to be conducted by the Company.

    SECTION 2.15.   TITLE  TO PROPERTY.    The Company  owns no  real  property.
Section 2.15 of the Company Disclosure Statement sets forth a true and complete list of all real property leased by the Company or any of its subsidiaries requiring annual lease payments of more than $100,000, and the aggregate monthly rental or other fee payable under such lease. The Company and each of its subsidiaries have good and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect; and, to the knowledge of the Company, all leases pursuant to which the Company or any of its subsidiaries lease from others material amounts of real or personal property, are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company or such subsidiary has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default would not have a Material Adverse Effect. All the facilities of the Company and its subsidiaries, except such as may be under construction, are in good operating condition and repair, except where the failure of such plants, structures and equipment to be in such good operating condition and repair would not, individually or in the aggregate, have a Material Adverse Effect.

    SECTION 2.16. TAXES. (a) For purposes of this Agreement, "TAX" or "TAXES" shall mean taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, AD VALOREM, net worth, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes and (ii) interest, penalties and additions to tax imposed with respect thereto; and "TAX RETURNS" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the IRS or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

    (b) The Company on behalf of itself and all its affiliates hereby represents that, other than as disclosed on Section 2.16(b) of the Company Disclosure
Schedule: the Company and its "affiliates" (excluding for the purposes of this Section 2.16 only officers, directors and 10% or greater shareholders of the Company) have filed all United States federal income tax and all other material tax returns required to be filed by them, and the Company and its affiliates have paid and discharged all Taxes due in connection with or with respect to the filing of all Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent any such proceedings are required) and with respect to which the Company is maintaining reserves to the extent currently required in all material respects adequate for their payment except to the extent the failure to do so would not have a Material Adverse Effect. The Company and each of its affiliates have disclosed to the relevant taxing authority any position it has taken where such disclosure would enable such person to avoid penalties or additions to tax. Neither the IRS nor any other taxing authority or agency is now asserting or, to the best of the Company's knowledge, threatening to assert against the Company or any of its affiliates any deficiency or claim for additional Taxes other than additional Taxes with respect to which the Company is maintaining reserves in all material respects adequate for their payment, and there are no requests for information currently outstanding that could affect the Taxes of the Company or any affiliates. Neither the Company nor any of its affiliates is currently being audited by any taxing authority. There are no tax liens on any assets of the Company or any affiliate. Neither the Company nor any of its affiliates has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves for taxes reflected in the 1994 Balance Sheet are in all material respects adequate to cover all Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles. Neither the Company nor any of its affiliates is required to include in income (i) any amount in respect of any adjustment under Section 481 of the Code, (ii) any deferred intercompany transaction or (iii) any installment sale gain, where the inclusion in income would result in a tax liability materially in excess of the reserves therefor. Neither the Company nor any of its affiliates has given a consent under Section 341(f) of the Code. Neither the Company nor any of its affiliates is a party to a tax sharing or allocation agreement nor does the Company or any of its affiliates owe any amount under any such agreement. Neither the Company nor any of its affiliates is, or has been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

    (c) The Company on behalf of itself and all its affiliates hereby represents that, other than as disclosed on Section 2.16(c) of the Company Disclosure Schedule, and other than with respect to items the inaccuracy of which would not have a Material Adverse Effect: Neither the Company nor any of its affiliates is a party to any agreement, contract or arrangement that may result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code, determined without regard to Section 280G(b)(4) of the Code. Except as disclosed on Section 2.16(c) of the Company Disclosure Schedule, no acceleration of the vesting schedule for any property that is substantially unvested within the meaning of the regulations under
Section 83 of the Code will occur in connection with the transactions contemplated by this Agreement. Neither the Company nor any of its affiliates is or has been subject to any accumulated earnings tax or personal holding company tax. Neither the Company nor any of its affiliates owns stock in a passive foreign investment company within the meaning of Section 1296 of the Code. Neither the Company nor any of its affiliates is obligated under any agreement with respect to industrial development bonds or other obligations with respect to which the excludibility from gross income of the holder for federal income tax purposes could be affected by the transactions contemplated hereunder. Neither the Company nor any of its affiliates has an unrecaptured overall foreign loss within the meaning of Section 904(f) of the Code or has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code. Neither the Company nor any of its affiliates owns any property of a character, the transfer of which would give rise to (x) a revaluation of such property for purposes of any AD VALOREM or similar tax, or
(y) any documentary, stamp or other transfer tax. Neither the Company nor any of its affiliates has an "excess loss account" for purposes of the treasury regulations promulgated under Section 1502 of the Code.

    (d) Within ten days after the date hereof, the Company will make available to Parent or its legal counsel for inspection copies of all income and sales and use tax returns for all periods since the date of the Company's incorporation.

    SECTION 2.17. ENVIRONMENTAL MATTERS. Except as set forth in Section 2.17 of the Company Disclosure Schedule, and except in all cases as, in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries to their respective knowledge (i) have obtained all applicable permits, licenses and other authorization which are required under Federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes by the Company or its subsidiaries (or their respective agents); (ii) are in compliance with all terms and conditions of such required permits, licenses and authorization, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) as of the date hereof, are not aware of nor have received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from the Company's or any of its subsidiary's (or any of their respective agent's) manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable requirements of Federal, state or local laws, rules or regulations to register any products or materials required to be registered by the Company or its subsidiaries (or any of their respective agents) thereunder.

    SECTION 2.18. BROKERS. No broker, finder or investment banker (other than Hambrecht & Quist LLC) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Hambrecht & Quist LLC pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

    SECTION 2.19. FULL DISCLOSURE. No statement contained in any certificate or schedule furnished or to be furnished by the Company or its subsidiaries to Parent or Merger Sub in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

    SECTION 2.20. INTELLECTUAL PROPERTY. (a) The Company owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used or proposed to be used in the business of the Company as currently conducted or as proposed to be conducted by the Company (the "COMPANY INTELLECTUAL PROPERTY RIGHTS") free and clear of all liens, charges, security interests or similar encumbrances. Section 2.20(a) of the Company Disclosure Schedule lists all patents, registered and material unregistered trademarks and service marks, registered and material unregistered copyrights, trade names and any applications therefor of the Company included in the Company Intellectual Property Rights, and specifies the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners, together with a list of all of the Company's currently marketed software products and an indication as to which, if any, of such software products have been registered for copyright protection with the United States Copyright Office and any foreign offices and by whom such items have been registered. Section 2.20(b) of the Company Disclosure Schedule includes and specifically identifies all patents, registered and material unregistered trademarks and service marks, registered and material unregistered copyrights, trade names and any applications therefor included in the third party patents, trademarks, trade names, service marks, copyrights, mask works, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material (the "THIRD PARTY INTELLECTUAL PROPERTY RIGHTS"), of which the Company is aware, and which are incorporated in, are, or form a part of, any Company product. Section 2.20(b) of the Company Disclosure Schedule lists (i) any requests the Company has received to make any such registration, including the identity of the requestor and the item requested to be so registered, and the jurisdiction for which such request has been made; (ii) except for object code license agreements for the Company's products executed in the ordinary course of business and in accordance with the Company's past practices, all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which any person is authorized to use any Company Intellectual Property Right, or any trade secret material to the Company; and (iii) all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any Third Party Intellectual Property Rights, or other trade secret of a third party in or as any product, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty rates and the term thereof if not perpetual or automatically renewable by the Company.

    (b) The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or agreement described in Section 2.20(b) of the Company Disclosure Schedule. No claims with respect to the Company Intellectual Property Rights, any trade secret material to the Company, or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through the Company, have been asserted or, to the knowledge of the Company, are threatened by any person, nor does the Company know of any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by Company infringes on any copyright, patent, trademark, service mark or trade secret; (ii) against the use by the Company of any trademarks, trade names, trade secrets, copyrights, patents, maskworks, net lists, schematics, technology, know-how or computer software programs and applications used in the Company's business as currently conducted or as proposed to be conducted by the Company; (iii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights or other trade secret material to the Company; or (iv) challenging the Company's license or legally enforceable right to use of the Third Party Intellectual Rights. To the Company's knowledge, all material patents, registered trademarks, maskworks and copyrights held by the Company are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or cancelled or is the subject of a cancellation proceeding. The consummation of the transactions contemplated hereby will not alter or impair any of the Company Intellectual Property Rights. Neither the Company nor any of its subsidiaries has entered into any consent decree or any material indemnification, forbearance to sue or settlement agreement with respect to the Company Intellectual Property Rights other than indemnities given in the ordinary course of business. Except as set forth in
Section 2.20(c) of the Company Disclosure Schedule, the Company is not aware of any material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, including any employee or former employee of the Company or any of its subsidiaries. Except as set forth in Section 2.20(c) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries (i) has been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim or infringement of trade secrets, any patents, trademarks, service marks, maskworks or copyrights and which has not been finally terminated prior to the date hereof or
(ii) has knowledge of any infringement liability with respect to, or infringement by, the Company or any of its subsidiaries of any trade secret, patent, trademark, service mark, maskwork or copyright of another.

    (c) Each employee of the Company has executed a confidentiality and invention agreement substantially in the form previously delivered to Parent.

    SECTION  2.21.   INTERESTED  PARTY  TRANSACTIONS.   Except  as set  forth in
Section 2.21 of the Company Disclosure Schedule or in the Company SEC Reports, no officer, director or shareholder of the Company who owns at least 10% of the outstanding capital stock of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), is indebted to the Company for borrowed money or has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell,
(ii) any interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any material contract or agreement of the Company or any of its subsidiaries; PROVIDED, THAT ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 2.21.

    SECTION 2.22. OPTION PLANS. Except as described in Section 2.22 of the Company Disclosure Schedule, the Board of Directors of the Company has taken all necessary action (or refrained from taking action, where appropriate) under the Company Stock Option Plans (as defined in Section 5.05) so that none of the Company Options (as defined in Section 5.05) (or any portion thereof) will be accelerated or be entitled to receive cash or other property as a result of the consummation of the transactions contemplated hereby, but instead shall be assumed as provided in Section 1.06(d) hereof.

    SECTION 2.23. POOLING MATTERS. Neither the Company nor any of its affiliates has, to the Company's knowledge and based upon consultation with its independent accountants, taken or agreed to take any action, or is aware of any condition, that (without giving effect to any action taken or agreed to be taken by Parent or any of its affiliates) would affect the ability of Parent to account for the business combination to be effected by (a) the Merger, (b) the Merger and the Upstream Merger, or (c) the Forward Merger, as a pooling of interests.

    SECTION 2.24. OPINION OF FINANCIAL ADVISOR. The Company has been advised by its financial advisor, Hambrecht & Quist LLC, that in its opinion, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the Company and the shareholders of the Company and has delivered a written copy of such opinion to Parent.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

    Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that, except as set forth in the written disclosure schedule previously delivered by Parent to the Company (the "PARENT DISCLOSURE SCHEDULE"):

    SECTION 3.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. (a) Each of Parent and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). Each of Parent and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect. When used in connection with Parent or any of its subsidiaries, the term "MATERIAL ADVERSE EFFECT" means any change or effect that, individually or when taken together with all such other changes or effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of Parent and its subsidiaries, taken as a whole. A true and complete list of all of Parent's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock owned by Parent or another subsidiary, is set forth in Section 3.01 of the Parent Disclosure Schedule.

    SECTION 3.02. ARTICLES OF INCORPORATION AND BY-LAWS. Parent has heretofore furnished to the Company a complete and correct copy of its Articles of
Incorporation and the By-Laws, as amended to date. Such Articles of Incorporation, By-Laws and equivalent organizational documents of each of its subsidiaries are in full force and effect. Neither Parent nor any of its subsidiaries is in violation of any of the provisions of its Articles of Incorporation or By-Laws or equivalent organizational documents.

    SECTION 3.03. CAPITALIZATION. (a) As of June 2, 1995, the authorized capital stock of Parent consisted of (i) 200,000,000 shares of Parent Common Stock of which: 62,981,379 shares were issued and outstanding, no shares were held in treasury, 7,507,825 shares were reserved for issuance pursuant to outstanding options under Parent stock option plans, 6,000,000 shares were reserved for issuance under Parent's Employee Purchase Plan, its 1994 Performance and Restricted Stock Plan and its Restricted Stock Option Plan and (ii) 2,000,000 shares of Preferred Stock, no par value, none of which were issued and outstanding. No material change in such capitalization has occurred between June 2, 1995 and the date hereof. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, no par value, 100 shares of which, as of the date hereof, are issued and outstanding. All of the outstanding shares of Parent's and Merger Sub's respective capital stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section 3.03 of the Parent Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Parent or any of its subsidiaries.

    (b) The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable and shall be available for trading on the NNM.

    SECTION 3.04. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub.

    SECTION 3.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) Parent is not, as of the date hereof, a party to any agreement that is required to be filed with the SEC as a "material contract" which has not been so filed or provided to the Company.

    (b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub shall not,
(i) conflict with or violate the Articles of Incorporation, By-Laws or equivalent organizational documents of Parent or any of its subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of it subsidiaries or by which its or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of it subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except for any such breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect.

    (c) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the pre-merger notification requirements of the HSR Act and the rules and regulations thereunder, and the filing and recordation of appropriate merger or other documents as required by California Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent Parent or Merger Sub from performing their respective obligations under this Agreement, and would not have a Material Adverse Effect.

    SECTION 3.06. SEC FILINGS; FINANCIAL STATEMENTS. (a) Parent has filed all forms, reports and documents required to be filed with the SEC since June 1, 1994, and has heretofore delivered to the Company, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended November 27, 1992, November 26, 1993, and November 25, 1994, (ii) its Quarterly Report on Form 10-Q for the period ended March 3, 1995, (iii) all proxy statements relating to Parent's meetings of shareholders (whether annual or special) held since January 1, 1992, (iv) all other reports or registration statements (other than Reports on Form 10-Q not referred to in clause (ii) above and Reports on Form 3, 4 or 5 filed on behalf of affiliates of the Parent) filed by Parent with the SEC since June 1, 1994 and (v) all amendments and supplements to all such reports and registration statements filed by Parent with the SEC (collectively, the "PARENT SEC REPORTS"). The Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

    (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports has been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

    (c) Parent has heretofore furnished to the Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

    SECTION 3.07. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since November 25, 1994, Parent has conducted its business in the ordinary course and there has not occurred: (i) any Material Adverse Effect; (ii) any amendments or changes in the Articles of Incorporation or Bylaws of Parent; (iii) any damage to, destruction or loss of any assets of the Parent, (whether or not covered by insurance) that could have a Material Adverse Effect; or (iv) any sale of a material amount of assets of Parent, except in the ordinary course of business.

    SECTION 3.08. REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. Subject to the accuracy of the representations of the Company in Section 2.13, the registration statement (the "REGISTRATION STATEMENT") pursuant to which the Parent Common Shares to be issued in the Merger will be registered with the SEC shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein, in light of the circumstances under which they were made, not misleading. The information supplied by Parent for inclusion in the Proxy Statement/Prospectus shall not, on the date the Proxy Statement/ Prospectus is first mailed to shareholders, at the time of the Company Shareholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements therein not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Parent, Merger Sub or any of their respective affiliates, officers or directors should be discovered by Parent or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Parent or Merger Sub will promptly inform the Company. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company which is contained in any of the foregoing documents. The Registration Statement and Proxy Statement/Prospectus shall comply in all material respects as to form and substance with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder.

    SECTION 3.09. OWNERSHIP OF MERGER SUB; NO PRIOR ACTIVITIES. (a) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

    (b) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities or any type or kind whatsoever or entered into any agreements or arrangements with any person.

    SECTION 3.10. BROKERS. No broker, finder or investment banker (other than Morgan Stanley & Co. Incorporated) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

    SECTION 3.11. FULL DISCLOSURE. No statement contained in any certificate or schedule furnished or to be furnished by Parent or Merger Sub to the Company in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

    SECTION 3.12. OPINION OF FINANCIAL ADVISOR. Parent has been advised by its financial advisor, Morgan Stanley & Co. Incorporated, that in its opinion, as of the date hereof, the Exchange Ratio is fair from a financial point of view to Parent and has delivered a written copy of such opinion to the Company.

    SECTION 3.13. TAXES. Parent, on behalf of itself and all its affiliates, hereby represents that each of them have filed all United States federal income tax and all other material tax returns required to be filed by them, and have paid and discharged all Taxes due in connection with or with respect to the filing of all Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent any such proceedings are required) and with respect to which Parent is maintaining reserves to the extent currently required in all material respects adequate for their payment except to the extent the failure to do so would not have a Material Adverse Effect.

    SECTION 3.14. NO UNDISCLOSED LIABILITIES. Except as is disclosed in the Parent Disclosure Schedule and the Parent SEC Reports, neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise including, without limitation, liabilities arising under or with respect to ERISA, environmental or labor laws) which are, in the aggregate, material to the business, operations or financial condition of Parent and its subsidiaries taken as a whole, except liabilities (a) adequately provided for in the Parent's audited balance sheet (including any related notes thereto) as of November 25, 1994 included in the Parent SEC Reports (the "NOVEMBER BALANCE SHEET"), (b) incurred in the ordinary course of business and not required under GAAP to be reflected on the November Balance Sheet, or (c) incurred since November 25, 1994 in the ordinary course of business and consistent with past practice, and liabilities incurred in connection with this Agreement.

    SECTION 3.15. ABSENCE OF LITIGATION. Except as set forth in Section 3.15 of the Parent Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, or any properties or rights of Parent or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that could have a Material Adverse Effect.

    SECTION 3.16. TITLE TO PROPERTY. Parent and each of its subsidiaries have good and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect.

    SECTION 3.17. INTELLECTUAL PROPERTY. Parent owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used or proposed to be used in the business of the Parent as currently conducted or as proposed to be conducted by Parent, except where the failure to so own, license or possess would not have a Material Adverse Effect.

    SECTION 3.18. POOLING MATTERS. Neither Parent nor any of its affiliates has, to its knowledge and based upon consultation with its independent accountants, taken or agreed to take any action, or is aware of any condition, that (without giving effect to any action taken or agreed to be taken by the Company or any of its affiliates) would affect the ability of Parent to account for the business combination to be effected by (a) the Merger, (b) the Merger and the Upstream Merger, or (c) the Forward Merger, as a pooling of interests.

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

    SECTION 4.01. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company covenants and agrees that, unless Parent shall otherwise agree in writing, and except for the transactions contemplated by the Mastersoft Agreement, the Company shall and shall cause the businesses of its subsidiaries to be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use reasonable commercial efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

        (a) amend or otherwise change the Company's Articles of Incorporation or By-Laws or equivalent organizational documents;

        (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, (i) any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest of the Company, any of its subsidiaries or affiliates (except for (A) the issuance of shares of Company Common Stock issuable pursuant to employee stock options under the Company Stock Option Plans (as hereinafter defined) or pursuant to rights to purchase such shares under the Company Stock Purchase Plan (as hereinafter defined), which options or rights, as the case may be, are outstanding on the date hereof,
    (B) the issuance of options granted consistent with past practices with prior notice to Parent, to employees, other than officers, hired after the date hereof, which options shall represent the right to acquire no more than 100,000 shares of Company Common Stock in the aggregate and (C) the issuance of not more than an aggregate of 1,200,000 shares of Company Common Stock and options to acquire shares of Company Common Stock pursuant to the Mastersoft Agreement), or (ii) any assets of the Company or any of its subsidiaries (except for sales of assets in the ordinary course of business and in a manner consistent with past practice);

        (c) except pursuant to the plans or arrangements listed on Section 2.22 of the Company Disclosure Schedule, accelerate, amend or change the period (or permit any acceleration, amendment or change) of exercisability of options or restricted stock granted under the Employee Plans (including the Company Stock Option Plans) or authorize cash payments in exchange for any options granted under any of such plans;

        (d) sell, pledge, dispose of or encumber any assets of the Company or any of its subsidiaries (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice and (ii) dispositions of obsolete or worthless assets);

        (e) (i) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except (A) that a wholly owned subsidiary of the Company may declare and pay a dividend to its parent and (B) for the payment of dividends pursuant to Section 4.1(t) of the Mastersoft Agreement,
    (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) amend the terms of, repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, or propose to do any of the foregoing;

        (f) sell, transfer, license, sublicense or otherwise dispose of any Company Intellectual Property, or amend or modify any existing agreements with respect to any Company Intellectual Property or Third Party Intellectual Property Rights, other than nonexclusive object and source code licenses in the ordinary course of business consistent with past practices;

        (g) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof (other than Mastersoft); (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee (other than guarantees of bank debt of the Company's subsidiaries entered into in the ordinary course of business) or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business consistent with past practice; (iii) enter into or amend any contract or agreement other than in the ordinary course of business; (iv) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $3,000,000 for the Company and its subsidiaries taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 4.01(g);

        (h) except pursuant to the plans and arrangements listed in Section 2.22 of the Company Disclosure Schedule, increase the compensation payable or to become payable to its officers or employees (including, without limitation, by way of promotion or addition of title), except for scheduled increases in salary or wages of employees of the Company or its subsidiaries who are not officers of the Company in accordance with past practices, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee (except for officers or other employees who are terminated on an involuntary basis pursuant to the Company's severance policy in effect on the date hereof or pursuant to agreements in effect on the date hereof and set forth on Section 2.11 or
    2.22 of the Company

    Disclosure Schedule) of the Company or any of its subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees;

        (i) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, the capitalization of software development costs, payments of accounts payable and collection of accounts receivable);

         (j) make any material tax election inconsistent with past practices or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations except to the extent the amount of any such settlement has been reserved for on the Company's most recent SEC Report, enter into any transaction that would cause the Company or any of its affiliates to be required to include in income (i) any amount in respect of any adjustment under Section 481 of the Code, (ii) any deferred intercompany transaction or (iii) any installment sale gain, or enter into any transaction that would create or increase any excess loss account;

        (k) commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where the Company in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of the Company's business, provided that the Company consults with Parent prior to the filing of such a suit, or (iii) for a breach of this Agreement or the Mastersoft Agreement;

        (l) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of the Company or incurred in the ordinary course of business and consistent with past practice;

       (m) enter into or commit to enter into any contract, agreement, arrangement or understanding having a term longer than six months unless such contract, agreement, arrangement or understanding either (i) may be cancelled by it without penalty on not more than thirty days' notice or (ii) does not require the expenditure by the Company of more than $100,000 for any single contract, agreement or arrangement and $500,000 for all such contracts, arrangements and agreements;

        (n) except as may be required by law, take any action to terminate or amend any of its Employee Plans;

        (o) modify, amend or terminate the Mastersoft Agreement (other than amending the Mastersoft Agreement as described in Section 6.02(f)), modify, amend or terminate any other contracts, waive, release, relinquish or assign any contract or other rights or claims or cancel or forgive any indebtedness owed to it, other than in the ordinary course of business consistent with past practice with respect to contracts which are not material to the Company and its subsidiaries taken as a whole; or

        (p) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.01(a) through (o) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder.

    SECTION 4.02. NO SOLICITATION. (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, solicit or encourage (including by way of furnishing nonpublic information) the initiation of any inquiries or proposals regarding any merger, sale of substantial assets, sale of shares of capital stock

(including without limitation by way of a tender offer) or similar transactions involving the Company or any subsidiaries of the Company (any of the foregoing inquiries or proposals being referred to herein as an "ACQUISITION PROPOSAL"); PROVIDED, HOWEVER, that nothing contained in this Agreement shall prevent (i) the Board of Directors of the Company in the exercise of its fiduciary duties and after receiving the advice of outside counsel, from referring any third party to this Section 4.02 or from making a copy of this Section 4.02 available to any third party or (ii) after receiving the advice of outside counsel to the effect that the Board of Directors is required to do so in order to discharge properly its fiduciary duties, from considering, negotiating and approving and recommending to the shareholders of the Company another unsolicited bona fide Acquisition Proposal which the Board of Directors of the Company determines in good faith, after consultation with its financial advisors, would result in a transaction more favorable to the Company's shareholders than the transaction contemplated by this Agreement (any such Acquisition Proposal being referred to herein as a "SUPERIOR PROPOSAL").

    (b) The Company shall immediately notify Parent after receipt of any Acquisition Proposal or any request for nonpublic information relating to the Company or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board of Directors of the Company or such subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

    (c) If the Board of Directors of the Company receives a request for material nonpublic information by a party who makes a bona fide Acquisition Proposal and the Board of Directors of the Company determines that such proposal is a Superior Proposal and, after receiving the advice of outside counsel to the effect that the Board of Directors has a fiduciary obligation to provide such information to such party, then, and only in such case, the Company may, subject to the execution of a confidentiality and standstill agreement substantially similar to that then in effect between the Company and Parent, provide such party with access to information regarding the Company.

    (d) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than Parent and Merger Sub) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from any confidentiality or standstill agreement to which the Company is a party.

    (e) The Company agrees to use its best efforts to ensure that the officers, directors and employees of the Company and its subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section.

    SECTION 4.03. CONDUCT OF BUSINESS BY PARENT PENDING THE MERGER. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent covenants and agrees that, unless the Company shall otherwise agree in writing, Parent shall conduct its business, and cause the businesses of its subsidiaries to be conducted, in the ordinary course of business, other than actions taken by Parent or its subsidiaries in contemplation of the Merger, and shall not directly or indirectly do, or propose to do, any of the following without the prior written consent of the Company:

        (a) amend or otherwise change Parent's Articles of Incorporation;

        (b) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person, or agree to dispose of a material portion of its assets, which, in each case, would materially delay or prevent the consummation of the transactions contemplated by this Agreement;

        (c) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, the capitalization of software development costs, payments of accounts payable and collection of accounts receivable);

        (d) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of Parent may declare and pay a dividend to its parent and except that Parent may declare and pay cash dividends of $0.05 per quarter consistent with past practice; or

        (e) take or agree in writing or otherwise to take any action which would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect or prevent Parent from performing or cause Parent not to perform its covenants hereunder.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

    SECTION 5.01. PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT. As promptly as practicable after the execution of this Agreement, the Company and Parent shall prepare and file with the SEC preliminary proxy materials which shall constitute the Proxy Statement of the Company (the "PROXY STATEMENT") and the Registration Statement of the Parent with respect to the Parent Common Shares to be issued in connection with the Merger. As promptly as practicable after comments are received from the SEC thereon and after the furnishing by the Company and Parent of all information required to be contained therein, the Company and Parent shall file with the SEC a combined proxy and registration statement on Form S-4 (or on such other form as shall be appropriate) (the "REGISTRATION STATEMENT") relating to the approval of the Merger and the transactions contemplated hereby by the shareholders of the Company and shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of the Merger, subject to the proviso in Section 4.02(a).

    SECTION 5.02. COMPANY SHAREHOLDERS' MEETING. The Company shall promptly after the date hereof take all action necessary in accordance with California Law and its Articles of Incorporation and Bylaws to convene the Company Shareholders' Meeting. The Company shall consult with Parent as to the date of the Company Shareholders' Meeting and shall not postpone or adjourn (other than for the absence of a quorum or, after consulting with Parent, to comply with the disclosure requirements of the 1934 Act) the Company Shareholders' Meeting without the consent of Parent. Subject to the proviso in Section 4.02(a) and 5.01(a), the Company shall use its best efforts to solicit from shareholders of the Company proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of shareholders required by California law to effect the Merger.

    SECTION 5.03. ACCESS TO INFORMATION; CONFIDENTIALITY. (a) Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), the Company and Parent each shall (and shall cause each of their subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company and Parent each shall (and shall cause each of their subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each party shall make available to the other party the appropriate individuals (including attorneys, accountants and other professionals) for discussion of such party's business, properties, tax situation and personnel as the other party may reasonably request.

    (b) Each party shall keep such information confidential in accordance with the terms of the Confidentiality Agreement, dated June 7, 1995, between Parent and the Company (the "CONFIDENTIALITY AGREEMENT").

    SECTION 5.04. CONSENTS; APPROVALS. The Company and Parent shall each use their best efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and the Company and Parent shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby. Each party's use of best efforts shall not include any obligation to divest assets or enter into consent or similar decrees. The Company and Parent shall furnish all information required to be included in the Proxy Statement and the Registration Statement, or for any application or other filing to be made pursuant to the rules and regulations of any United States or foreign governmental body in connection with the transactions contemplated by this Agreement.

    SECTION 5.05. STOCK OPTIONS; EMPLOYEE BENEFITS. (a) At the Effective Time, each outstanding option to purchase shares of Company Common Stock (each a "COMPANY OPTION") under the Company's Dual Stock Option Plan, 1991 Directors' Stock Option Plan and 1994 Directors Stock Option Plan (the "COMPANY STOCK OPTION PLANS"), whether vested or unvested, will be assumed by Parent. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the applicable Company Stock Option Plan immediately prior to the Effective Time, except that
(i) such Company Option will be exercisable for that number of whole shares of Parent Common Shares equal to the product of the number of shares of Company Common Stock that were purchasable under such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Shares, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent.

    (b) It is the intention of the parties that the Company Options assumed by Parent qualify following the Effective Time as ISOs to the extent the Company Options qualified as ISOs prior to the Effective Time. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of Parent Common Shares for delivery pursuant to the terms set forth in this Section 5.05.

    (c) Parent shall file and cause to become effective not later than the Effective Time a registration statement under the Securities Act of 1933 with respect to the assumption by Parent of the Company Options referred to in
Section 5.05 and with respect to the issuance of Parent Common Shares upon exercise of those options and to keep such registration statement effective throughout the term of such options.

    (d) Parent shall take such reasonable actions as are necessary to allow eligible employees of the Company to participate in the benefit programs of Parent, or alternative benefit programs substantially comparable to those applicable to employees of Parent on similar terms, as soon as practicable after the Effective Time (with credit, where appropriate for prior service with the Company).

    (e) From and after the Effective Time, Parent and the Surviving Corporation will adopt and implement the arrangements listed on Exhibit A hereto with respect to the individuals listed on Exhibit A hereto.

    SECTION 5.06. COMPANY EMPLOYEE STOCK PURCHASE PLAN. (a) The Company shall take such actions as are necessary to cause the Exercise Date (as such term is used in the Company's 1991 Employee Stock Purchase Plan (the "COMPANY STOCK PURCHASE PLAN"), applicable to the then current

Offering Period (as such term is used in the Company Stock Purchase Plan), to be the last trading day on which the Parent Common Shares are traded on the NNM immediately prior to the Effective Time (the "FINAL COMPANY PURCHASE DATE"); PROVIDED, THAT, such change in the Exercise Date shall be conditioned upon the consummation of the Merger. On the Final Company Purchase Date, the Company shall apply the funds credited as of such date under the Company Stock Purchase Plan within each participant's payroll withholdings account to the purchase of whole shares of Company Common Stock in accordance with the terms of the Company Stock Purchase Plan. The cost to each participant in the Company Stock Purchase Plan for shares of Company Common Stock shall be 85% of the lower of the closing sale price of Company Common Stock on the NNM on (i) the first day of the then current Offering Period or (ii) the last trading day on or prior to the Final Company Purchase Date.

    (b) Employees of the Company as of the Effective Time shall be permitted to participate in Parent's Employee Stock Purchase Plan commencing on the first enrollment date following the Effective Time, subject to compliance with the eligibility provisions of such plan (with employees receiving credit, for purposes of such eligibility provisions, for service with the Company).

    SECTION 5.07. AGREEMENTS OF AFFILIATES. The Company shall deliver to Parent, prior to the date the Registration Statement becomes effective under the Securities Act, a letter (the "AFFILIATE LETTER") identifying all persons who are, or may deemed to be, at the time of the Company Shareholders' Meeting, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each person who is identified as an "affiliate" in the Affiliate Letter to deliver to Parent, prior to the Effective Time, a written agreement (an "AFFILIATE AGREEMENT") in substantially the form of Exhibit B hereto.

    SECTION 5.08. INDEMNIFICATION. (a) The Articles of Incorporation of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Articles of Incorporation of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law.

    (b) The Company shall, to the fullest extent permitted under applicable law or under the Company's Articles of Incorporation or By-Laws and regardless of whether the Merger becomes effective, indemnify and hold harmless, and after the Effective Time, Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable law or under the Parent's or the Surviving Corporation's Articles of Incorporation or By-Laws, indemnify and hold harmless, each present and former director, officer, employee, fiduciary and agent of the Company or any of its subsidiaries (collectively, the "INDEMNIFIED PARTIES") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent arising out of or pertaining to any action or omission in their capacity as a director, officer, employee, fiduciary or agent of the Company occurring prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) for a period of six years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation and Parent, (ii) after the Effective Time, the Surviving Corporation and Parent shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and (iii) the Surviving Corporation and Parent will cooperate in the defense of any such matter; PROVIDED, HOWEVER, that neither the Surviving Corporation nor Parent shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and PROVIDED FURTHER, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

    (c) The Surviving Corporation and Parent shall honor and fulfill in all respects the obligations of the Company pursuant to indemnification agreements with the Company's directors and officers set forth on Section 5.08 of the Company Disclosure Schedule and existing at or before, and as in effect on, the Effective Time.

    (d) For a period of three years after the Effective Time, Parent shall cause the Surviving Corporation to use its best efforts to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Parent) on terms comparable to those applicable to the then current directors and officers of Parent, or (ii) those now applicable to directors and officers of the Company, whichever is more favorable to such directors and officers; PROVIDED, HOWEVER, that in no event shall Parent or the Surviving Corporation be required to expend in excess of 150% of the annual premium currently paid by the Company for such coverage, and provided further, that if the premium for such coverage exceeds such amount, Parent or the Surviving Corporation shall purchase a policy with the greatest coverage available for such 150% of the annual premium.

    (e) This Section shall survive any termination of this Agreement and the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, and shall be binding on all successors and assigns of the Surviving Corporation.

    SECTION 5.09. NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    SECTION 5.10. FURTHER ACTION/TAX TREATMENT. Subject to Section 5.04 hereof, upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement; PROVIDED, HOWEVER, that the withdrawal by the Board of Directors of the Company of its recommendation of the Merger after receiving the advice of outside counsel to the effect that the Board of Directors is required to do so in order to discharge properly its fiduciary duties, shall not constitute a breach of this covenant by the Company. Each of Parent, Merger Sub and the Company shall use its best efforts to cause (a) the Merger, (b) the Merger and the Upstream Merger and (c) the Forward Merger to qualify, and will not (both before and after consummation of such merger or mergers) take any actions which could prevent such merger or mergers from qualifying, as a reorganization under the provisions of Section 368 of the Code. Each of Parent, Merger Sub and the Company shall report the Merger, the Merger and the Upstream Merger, or the Forward Merger, as applicable, as a reorganization under the provisions of Section 368 of the Code and, to the extent permitted, on all state and local Tax returns, filed after the Effective Time. In the event that the Company has not acquired Mastersoft prior to the Effective Time, Parent shall execute the amendment to the Mastersoft Agreement referred to in Section 6.02(f) upon execution and delivery thereof by the Company and Mastersoft.

    SECTION  5.11.  PUBLIC ANNOUNCEMENTS.   Parent and the Company shall consult
with each other before issuing any press release or otherwise making any public statements with respect to the

Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; PROVIDED, HOWEVER, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the National Association of Securities Dealers, Inc., if it has used reasonable efforts to consult with the other party.

    SECTION 5.12. POOLING ACCOUNTING TREATMENT. Each of Parent and the Company agrees not to take any action that would adversely affect the ability of Parent to treat the Merger, the Merger and the Upstream Merger, or the Forward Merger, as a pooling of interests under GAAP.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

    SECTION 6.01. CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a) EFFECTIVENESS OF THE REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration
    Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement shall have been initiated or threatened by the SEC;

        (b) SHAREHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the shareholders of the Company;

        (c)   HSR  ACT.    The  applicable  waiting  period  applicable  to  the
    consummation of the Merger under the HSR Act shall have expired or been terminated;

        (d) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal;

        (e) ACCOUNTANTS' POOLING LETTERS. Each of the Company and Parent shall have received letters dated as of the Effective Date from Ernst & Young LLP and KPMG Peat Marwick to the effect that whichever is effectuated of (i) the Merger, (ii) the Merger and the Upstream Merger and (iii) the Forward Merger qualifies for pooling of interests accounting treatment if consummated in accordance with the Agreement; and

        (f) TAX OPINIONS. Parent and the Company shall have received written opinions of Shearman & Sterling and Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, respectively, in form and substance reasonably satisfactory to them to the effect that whichever is effectuated of (i) the Merger, (ii) the Merger and the Upstream Merger and (iii) the Forward Merger will constitute a reorganization within the meaning of Section 368 of the Code. In rendering such opinions, counsel may rely upon representations and certificates of Parent, Merger Sub and the Company.

    SECTION 6.02. ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement, and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omission of such representations and warranties as do not have a Material Adverse Effect, and Parent and Merger Sub shall have received a certificate to such effect signed by the President and Chief Financial Officer of the Company;

        (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the President and Chief Financial Officer of the Company;

        (c) CONSENTS OBTAINED. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company;

        (d) GOVERNMENTAL ACTIONS. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit Parent from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Parent or any of its subsidiaries of all or a material portion of the business or assets of Parent or any of its subsidiaries, or seeking to compel Parent or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Parent or any of its subsidiaries, as a result of the Merger or the transactions contemplated by this Agreement;

        (e) AFFILIATE AGREEMENTS. Parent shall have received from each person who is identified in the Affiliate Letter as an "affiliate" of the Company, an Affiliate Agreement, and such Affiliate Agreement shall be in full force and effect; and

        (f) MASTERSOFT AMENDMENT. The Company and Mastersoft, in the event that the Company has not acquired Mastersoft prior to the Effective Time, shall have executed and delivered to Parent an amendment to the Mastersoft Agreement, in form and substance satisfactory to Parent, providing for each holder of shares and options of Mastersoft to receive that number of Parent Common Shares or options to receive that number of Parent Common Shares, respectively, equal to the product of (i) the Exchange Ratio and (ii) that number of Shares or options to purchase that number of Shares, as the case may be, that such holder would have received pursuant to the Mastersoft Agreement (assuming that the "Average Price" (as defined in the Mastersoft Agreement) exceeded $20).

    SECTION 6.03.   ADDITIONAL CONDITIONS  TO OBLIGATION  OF THE  COMPANY.   The
obligation of the Company to effect the Merger is also subject to the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omission of such representations and warranties as do not have a Material Adverse Effect, and the Company shall have received a certificate to such effect signed by the President and Treasurer of Parent;

        (b) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the President and Treasurer of Parent; and

        (c) CONSENTS OBTAINED. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Parent and Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Parent and Merger Sub.

                                  ARTICLE VII

                                  TERMINATION

    SECTION 7.01.  TERMINATION.   This Agreement may  be terminated at any  time
prior   to  the  Effective   Time,  notwithstanding  approval   thereof  by  the
shareholders of the Company:

        (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

        (b) by either Parent or the Company if the Merger shall not have been consummated by October 31, 1995; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

        (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

        (d) by Parent or the Company, if (i) at the Company Shareholders' Meeting (including any adjournment or postponement thereof), the requisite vote of the shareholders of the Company shall not have been obtained and
    (ii) in the case of the termination of this Agreement under this Section 7.01(d) by the Company, the Company shall have paid to Parent all amounts owing by the Company to Parent under Section 7.03(b); or

        (e) by Parent or the Company, if (i) the Board of Directors of the Company shall have resolved to accept, accepted or recommended to the shareholders of the Company, a Superior Proposal, and (ii) in the case of the termination of this Agreement under this Section 7.01(e) by the Company, the Company shall have paid to Parent all amounts owing by the Company to Parent under Section 7.03(b); or

        (f) by Parent, if (i) the Board of Directors of the Company shall have withdrawn, modified or changed in a manner adverse to Parent its recommendation of the Merger or shall have resolved to do so; (ii) the Board of Directors of the Company shall have taken a "neutral" position with respect to an Alternative Transaction (as defined in Section 7.03(c)); or
    (iii) a tender offer or exchange offer for 40% or more of the outstanding shares of Company Common Stock is commenced (other than by Parent or an affiliate of Parent), and within 10 business days of such commencement the Board of Directors of the Company shall not have recommended that the shareholders of the Company not tender their shares in such tender or exchange offer; or

        (g) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.03(a) or Section 6.03(b) would not be satisfied (a "TERMINATING PARENT BREACH"), PROVIDED, THAT, if such Terminating Parent Breach is curable by Parent through the exercise of its reasonable best efforts and for so long as Parent continues to exercise such reasonable best efforts, the Company may not terminate this Agreement under this Section 7.01(g); and

        (h) by Parent, upon breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.02(a) or Section 6.02(b) would not be satisfied ("TERMINATING COMPANY BREACH"), PROVIDED, THAT, if such Terminating Company Breach is curable by the Company through the exercise of its reasonable best efforts and for so long as Company continues to exercise such reasonable best efforts, Parent may not terminate this Agreement under this Section 7.01(h).

    SECTION 7.02. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except (i) as set forth in Section 7.03 and Section 8.01 hereof, and (ii) nothing herein shall relieve any party from liability for any willful breach hereof.

    SECTION 7.03. FEE AND EXPENSES. (a) Except as set forth in this Section 7.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; PROVIDED, HOWEVER, that Parent and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and the
Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

    (b) The Company shall pay Parent a fee of $18,000,000 (the "FEE") upon the earlier to occur of the following events:

        (i) the termination of this Agreement by Parent pursuant to Section 7.01(f) or, if and only if the Company shall have breached Section 4.02,
    Section 7.01(h);

        (ii) the termination of this Agreement by Parent or the Company pursuant to Section 7.01(d) (if, at the time of termination, an Alternative Transaction shall have published, or sent or given to the holders of the Shares and not publicly withdrawn or a proxy statement and/or consent solicitation recommending an Alternative Transaction shall have been published, or sent or given to the holders of the Shares and not publicly withdrawn) or Section 7.01(e); and

       (iii) at any time on or before April 30, 1996, an Alternative Transaction shall have been consummated or the Company shall have entered into an agreement contemplating an Alternative Transaction, in either case with a per Share consideration having a greater nominal value than the per Share consideration (determined as of the date hereof) to be received by holders of Shares pursuant to the Merger.

    (c) As used herein, "ALTERNATIVE TRANSACTION" means either (i) a transaction pursuant to which any person other than Parent or its affiliates (a "THIRD PARTY") acquires more than 40% of the outstanding Shares, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving the Company pursuant to which any Third Party acquires more than 40% of the outstanding equity securities of the Company or the entity surviving such merger or business combination or (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company, and the entity surviving any merger or business consideration including any of them) of the Company or any of its subsidiaries having a fair market value (as determined by the Board of Directors of the Company in good faith) equal to more than 40% of the fair market value of all the assets of the Company, and its subsidiaries, taken as a whole, immediately prior to such transaction.

    (d) If the Fee is payable pursuant to Section 7.03(b), then the Fee shall be paid (i) concurrently with any termination of this Agreement by the Company pursuant to Section 7.01(d) (if the Fee is payable pursuant to Section 7.03(b)(ii)) or 7.01(e) or (ii) within one business day after the first to occur of (A) the termination of this Agreement pursuant to Section 7.01(f) or 7.01(h) (if the Fee is payable pursuant to Section 7.03(b)(i)), (B) the termination of this Agreement by Parent pursuant to Section 7.01(d) (if the Fee is payable pursuant to Section 7.03(b)(ii)) or 7.01(e) and (C) the events described in
Section 7.03(b)(iii), as the case may be.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

    SECTION 8.01. EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Except as otherwise provided in this Section 8.01, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.01, as the case may be, except that the agreements set forth in Article I, Section 5.05, Section 5.06 and Section 5.08 shall survive the Effective Time indefinitely and those set forth in Section 5.03(b) and
Section 7.03 shall survive termination indefinitely.

    SECTION 8.02. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like change of address) or sent by electronic transmission, with confirmation received, to the telecopy number specified below:

    (a) If to Parent or Merger Sub:
       Adobe Systems Incorporated
       1585 Charleston Road
       Mountain View, California 94043
       Telecopier No. (415) 960-0359
       Attention: President

    With a copy to:

        Shearman & Sterling
       555 California Street, Suite 2000
       San Francisco, California 94104
       Telecopier No. (415) 616-1199
       Attention: Michael J. Kennedy, Esq.

    (b) If to the Company:
       Frame Technology Corporation
       333 West San Carlos Street
       San Jose, California 95110
       Telecopier No. (408) 975-6799
       Attention: President

    With a copy to:

        Wilson, Sonsini, Goodrich & Rosati
       Professional Corporation
       650 Page Mill Road
       Palo Alto, California 94304-1050
       Telecopier No. (415) 493-6811
       Attention: David J. Segre, Esq.

    SECTION  8.03.   CERTAIN DEFINITIONS.   For purposes of  this Agreement, the
term:

        (a) "AFFILIATES" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which the Company (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 5% or more;

        (b) "BENEFICIAL OWNER" with respect to any shares of Company Common Stock, means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

        (c) "BUSINESS DAY" means any day other than a day on which banks in San Francisco are required or authorized to be closed;

        (d) "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

        (e) "PERSON" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

        (f) "SUBSIDIARY" or "SUBSIDIARIES" of the Company, the Surviving Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be, (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

    SECTION 8.04. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after approval of the Merger by the shareholders of the Company, no amendment may be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto; PROVIDED, HOWEVER, that, prior to the Effective Time, Parent may, by an instrument signed only by Parent, amend this Agreement to remove the Upstream Merger or to cause the acquisition of the Company by Parent to be effected solely by means of a forward merger of the Company with and into Parent (the "FORWARD MERGER").

    SECTION 8.05. WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

    SECTION 8.06. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 8.07. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

    SECTION 8.08. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Agreement), both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

    SECTION 8.09. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Merger Sub may assign all or any of their rights hereunder to any affiliate provided that no such assignment shall relieve the assigning party of its obligations hereunder.

    SECTION 8.10. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 5.08 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

    SECTION 8.11. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

    SECTION  8.12.    GOVERNING LAW.    This  Agreement shall  governed  by, and
construed in accordance with, the laws of the State of California.

    SECTION 8.13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    SECTION 8.14.  WAIVER OF JURY TRIAL.  EACH OF THE PARENT, MERGER SUB AND THE
COMPANY  HEREBY   IRREVOCABLY   WAIVES,   TO  THE   FULLEST   EXTENT   PERMITTED

BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

    IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          ADOBE SYSTEMS INCORPORATED

                                          By /s/  JOHN WARNOCK

                                             -----------------------------------
                                          John Warnock
                                             Chairman of the Board and
                                             Chief Executive Officer

                                          J ACQUISITION CORPORATION

                                          By /s/  M. BRUCE NAKAO

                                             -----------------------------------
                                          M. Bruce Nakao
                                             President

                                          FRAME TECHNOLOGY CORPORATION

                                          By /s/  L. GEORGE KLAUS

                                             -----------------------------------
                                          L. George Klaus
                                             Chairman of the Board,
                                             President and Chief Executive
                                          Officer

                                                                       EXHIBIT A

I. COVERED EMPLOYEES: (a) The term "Covered Employees" means L. George Klaus, William R. Pieser, Thomas F. Kelly, Harold E. Julsen, Robert F. Donohue, Steven J. Sherman, Charles N. Corfield and Noreen G. Bergen.

        The term "performance options" means the non-qualified stock options granted to Messrs. Klaus, Pieser, Kelly, Julsen, Donohue and Sherman on 6/8/93 (1660), 10/11/93 (2347), 9/9/93 (001742), 9/10/93 (1744), 12/31/93
    (2375) and 7/1/94 (2476), respectively.

        (b) CONSULTING/EMPLOYMENT AGREEMENTS. On or prior to the Effective Time, Parent and the Surviving Corporation shall offer to enter into with each Covered Employee a consulting (employment, for Mr. Klaus) agreement which shall (i) provide that such Covered Employee will provide consulting and transition services to Parent and/or the Surviving Corporation through March 31, 1997 or such earlier time as all but 25% of the remaining performance options of such Covered Employee shall have vested (or, in the case of Mr. Klaus and Mr. Kelly, until June 30 and September 30, 1997, respectively), (ii) be in consideration of the payments referred to below,
    (iii) contain a non-compete provision for the term of the consulting/employment agreement and other mutually acceptable provisions and provide that vesting of such covered Employee's stock options (other than performance options and the options held by Mr. Klaus and Mr. Kelly) shall cease twelve months after the termination of such Covered Employee's full-time employment with the Company subject to Section IV hereof in the case of Mr. Klaus and Mr. Kelly. During the term of the consulting/employment agreement, each Covered Employee will be free to render services to third parties so long as the rendering thereof does not violate the non-competition clause of such agreement or interfere with the level of service agreed to by such Covered Employee. If a Covered Employee's full-time employment with the Surviving Corporation and/or Parent terminates within the twelve-month period following the Effective Time (or at any time in the case of Mr. Klaus, Mr. Kelly or Mr. Donohue) (other than, except for Mr. Klaus, Mr. Kelly or Mr. Donohue, (i) voluntary termination (which shall exclude termination by the Covered Employee as a result of (A) a salary reduction, (B) a significant diminution in such Covered Employee's status, responsibilities or duties and (C) constructive termination) or (ii) termination as a result of death or disability of such Covered Employee), THEN such Covered Employee shall be entitled to receive consulting payments equal to twelve (12) months base salary, calculated at the Covered Employee's monthly rate of compensation in effect immediately prior to the Effective Time and one year's targeted bonus in effect immediately prior to the Effective Time (not pro-rated for prior partial periods). The payment referred to in this subsection shall be in lieu of any other severance benefits (excluding COBRA) of Parent, the Surviving Corporation or the Company and, in the case of Mr. Kelly or Mr. Klaus, severance benefits contained in existing agreements (other than the medical continuation provided for in Section 1(d) of Mr. Klaus' employment agreement). The payment shall be, at Parent's option, in a lump sum or twelve monthly installments (except that such payment shall be made to Messrs. Klaus and Kelly in twelve monthly installments) and shall be net of all applicable withholding and similar taxes.

II. SEPTEMBER 9, 1993 EMPLOYMENT LETTER WITH MR. THOMAS KELLY. On or prior to the Effective Time, Parent will consent to an amendment to Mr. Thomas Kelly's September 9, 1993 employment agreement with the Company to provide for the consulting payments referred to in I above, which shall replace the severance payments set forth in paragraph (a) of such agreement.

III. PERFORMANCE SHARES: All unvested performance shares shall be assumed by Parent as provided in Section 5.05 of the Merger Agreement; PROVIDED, THAT, on or prior to the Effective Time mutually acceptable changes to the performance criteria (designed to take into account the Merger) shall have been agreed to by Parent and each respective optionholder.

IV. KLAUS AND KELLY OPTIONS: Pursuant to Section 2(e) of Mr. Klaus' June 8, 1993 Employment Agreement, as amended, and Section (e) of Mr. Kelly's September 9, 1993 Employment Agreement, as amended, each with the Company, and each of which will be assumed by Parent or the Surviving Corporation (other than certain provisions thereof which are superseded by the provisions hereof), each of Mr. Klaus and Mr. Kelly, respectively, agrees to defer acceleration of a portion of his Company Options that would otherwise be accelerated upon a "change of control" so that such options continue to vest during the term of their respective employment and consulting agreements in accordance with their terms.

V. 1995 BONUS: Parent agrees that, immediately prior to the Effective Time, the Company shall be entitled to pay 75% of the amounts which have (if the Effective Time is after September 30, 1995) or would have (if the Effective Time is before September 30, 1995) been earned under any bonus plans for the Covered Employees, including any applicable accelerators as applied to such nine month period PROVIDED, THAT, the Company will give Parent prior notice of the amount thereof.

VI.  GENERAL:   Parent and  the Company  agree that  (i) they  shall, subject to
    Section 2(e) of Mr. Klaus' employment agreement and Section (e) of Mr. Kelly's employment agreement, modify the arrangements specified in I through V above to the extent that the implementation of any such arrangements would cause the breach of Section 5.12 of the Merger Agreement or impose an unanticipated cost or tax on Parent, the Company or the relevant individuals and (ii) any such modification shall as closely as possible replicate the economic effects of I through V above consistent with compliance with
    Section 5.12 of the Merger Agreement and amelioration of such costs.

                                                                       EXHIBIT B

                          FORM OF AFFILIATE AGREEMENT

                              AFFILIATE AGREEMENT
                                                                          , 1995
Adobe Systems Incorporated
1585 Charleston Road
Mountain View, California 94043

Ladies and Gentlemen:

    Pursuant to the terms of the Agreement and Plan of Merger and Reorganization, dated as of June 22, 1995 (the "MERGER AGREEMENT"; capitalized terms used herein and not otherwise defined are used herein as defined in the Merger Agreement), among Adobe Systems Incorporated, a California corporation ("CHIP"), J Acquisition Corporation, a California corporation and wholly owned subsidiary of Parent ("SUB"), and Frame Technology Corporation, a California corporation (the "COMPANY"), Parent will acquire the Company through a merger of Sub with and into the Company (the "MERGER"). Subject to the terms and conditions of the Merger Agreement, at the Effective Time, outstanding shares of the common stock, no par value (the "COMPANY COMMON STOCK"), of the Company will be converted into the right to receive shares of the common stock, no par value (the "PARENT COMMON STOCK"), of Parent, on the basis described in the Merger Agreement.

    The undersigned has been advised that as of the date hereof it may be deemed to be an "affiliate" of the Company, as the term "affiliate" is (i) defined for the purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "ACT"), and/or
(ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, and Staff Accounting Bulletins 65 and 76, of the Commission.

    The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, shareholders of Parent, the Company, other shareholders of the Company and their respective counsel and accounting firms.

    The undersigned represents and warrants to and agrees with Parent that:

        1. The undersigned has full power to execute and deliver this Agreement and to make the representations and warranties herein and to perform its obligations hereunder.

        2. The undersigned has carefully read this Agreement and the Merger Agreement and, to the extent the undersigned felt necessary, discussed its requirements and other applicable limitations upon its ability to sell, transfer or otherwise dispose of Parent Common Stock with its counsel or counsel for the Company.

        3. The undersigned shall not make any sale, transfer or other disposition of Parent Common Stock in violation of the Act or the Rules and Regulations.

        4. The undersigned has been advised that the issuance of shares of Parent Common Stock to the undersigned in connection with the Merger has been or will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since, at the time the Merger was submitted for a vote of the shareholders of the Company the undersigned may be deemed to have been an affiliate of the Company and the distribution by the undersigned of any Parent Common Stock has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of Parent Common Stock issued to the undersigned in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

        5. Parent is under no obligation to register the sale, transfer or other disposition of Parent Common Stock by the undersigned or on its behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

        6. Stop transfer instructions will be given to Parent's transfer agents with respect to the Parent Common Stock and that there will be placed on the certificates for the Parent Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

           "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED
       [                ], 1995, BETWEEN  THE REGISTERED HOLDER HEREOF AND ADOBE
       SYSTEMS INCORPORATED, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF ADOBE SYSTEMS INCORPORATED."

        7. Unless the transfer of the undersigned of its Parent Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to place the following legend on the certificates issued any transferee of the undersigned:

           "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

        8. The legends set forth in paragraphs 6 and 7 above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Parent a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Act.

        9. The undersigned is the beneficial owner of (I.E., has sole or shared voting or investment power with respect to) all the shares of Company Common Stock and options to purchase shares of Company Common Stock indicated on the last page of this Agreement (the "COMPANY SECURITIES"). Except for the Company Securities, the undersigned does not beneficially own any shares of Company Common Stock or any other equity securities of the Company or any options, warrants or other rights to acquire any equity securities of the Company.

        10. Any other provision of this Agreement to the contrary notwithstanding, the undersigned has not at any time since June 22, 1995 or in contemplation of the Merger engaged, and will not after the Effective Time and until such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations, engage, in any sale, exchange, transfer, pledge, disposition of or grant of any option, the establishment of any "short" or put-equivalent position with respect to or the entry into of any similar transaction intended to reduce the risk of the undersigned's ownership of or investment in, any of the following:

           (a) any shares of Parent Common Stock which the undersigned may acquire in connection with the Merger, or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefore (all such shares and other securities being referred to herein, collectively, as "RESTRICTED SECURITIES"), or any option, right or other interest with respect to any Restricted Securities;

           (b) any Company Securities; or

           (c) any shares of Company Common Stock or any other equity securities of the Company which the undersigned purchases or otherwise acquires after the execution of this Agreement.

        11. As promptly as practicable following the Merger, Parent shall publish results covering at least 30 days of combined operations of the Company and Parent in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations; PROVIDED, HOWEVER, that Parent shall be under no obligation to publish any such financial information other than with respect to a fiscal quarter of Parent.

        12. The undersigned currently intends to vote all Company Common Stock held by the undersigned in favor or the Merger.

        13. The undersigned will not exercised dissenters' rights in connection with the Merger.

                      Number of shares of Company Common Stock
                       beneficially owned by the undersigned:

                Number of shares of Company Common Stock subject to
                   options beneficially owned by the undersigned:

                                          Very truly yours,

                                          --------------------------------------
                                          (print name of shareholder above)

                                          By

                                             -----------------------------------
                                          Name:
                                             Title:
                                             (if applicable)

Accepted this [    ] day of
[             ], 1995, by

ADOBE SYSTEMS INCORPORATED

By

   -----------------------------------
Name:
   Title: